UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

Curbline Properties Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-42265	93-4224532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CURB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry Into a Material Definitive Agreement.

On October 1, 2024 (the “Spin Off Date”), SITE Centers Corp. (“SITE Centers”) completed the previously announced spin off (the “Spin Off”) of Curbline Properties Corp. (the “Company” or “Curbline”), pursuant to which SITE Centers contributed a portfolio of convenience retail properties to Curbline, as well as transferred to Curbline certain other assets, liabilities and obligations (the “Separation”), and effected a pro rata special distribution (the “Distribution”) of shares of common stock of Curbline (“Common Stock”) to SITE Centers common shareholders of record as of September 23, 2024, the record date for the Distribution (the “Record Date”). On the Spin Off Date, each holder of SITE Centers common shares as of the Record Date received two shares of Common Stock for every one SITE Centers common share held.

In connection with the Spin Off, on the Spin Off Date, the Company entered into each of the Separation and Distribution Agreement, the Shared Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Credit Agreement, the Partnership Agreement and the Waiver Agreement (as such terms are defined below).

The descriptions included below of the Separation and Distribution Agreement, the Shared Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Credit Agreement, the Partnership Agreement and the Waiver Agreement are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Curbline is now an independent public company listed on the New York Stock Exchange (the “NYSE”) under the symbol “CURB.”

Separation and Distribution Agreement

Transfer of Assets and Assumption of Liabilities. The Separation and Distribution Agreement by and among Curbline, Curbline Properties LP (the “Operating Partnership”) and SITE Centers (the “Separation and Distribution Agreement”) provides for the principal transactions necessary to consummate the Separation, including the allocation among Curbline, the Operating Partnership and SITE Centers of SITE Centers’ assets, liabilities and obligations attributable to periods both prior to and following the Separation. In particular, the Separation and Distribution Agreement provides, among other things, that certain assets relating to Curbline’s business will be transferred to the Operating Partnership or the applicable Curbline subsidiary, including equity interests of certain SITE Centers subsidiaries that hold assets and liabilities related to Curbline, interests in real property, certain tangible personal property, cash and cash equivalents held in Curbline accounts (including the transfer to Curbline of unrestricted cash of $800 million upon consummation of the Separation) and other assets primarily used or held primarily for use in Curbline’s business. The Separation and Distribution Agreement also provides that certain liabilities relating to Curbline’s business will be transferred to the Operating Partnership or the applicable Curbline subsidiary, including liabilities relating to or arising out of the operation of Curbline’s business after the effective time of the Distribution and liabilities expressly allocated to Curbline or one of its subsidiaries by the Separation and Distribution Agreement or certain other agreements entered into in connection with the Separation.

The Distribution. The Separation and Distribution Agreement governs the rights and obligations among Curbline, the Operating Partnership and SITE Centers regarding the Distribution both prior to and following the completion of the Separation. On the Spin Off Date, pursuant to the Separation and Distribution Agreement, SITE Centers distributed to its common shareholders that held SITE Centers common shares as of the Record Date all of the issued and outstanding shares of Common Stock on a pro rata basis. No holders of preferred shares or other interests of SITE Centers were entitled to receive any form of compensation in connection with the Distribution and instead continue to hold their preferred shares or other interests of SITE Centers.

Release of Claims. Curbline and SITE Centers each agreed to release the other and its affiliates, successors, and assigns, and all persons that prior to the Distribution have been the other’s shareholders, directors, officers, agents, and employees, and their respective heirs, executors, administrators, successors, and assigns, from claims against any of them that arise out of or relate to the other party’s liabilities, actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to the Distribution. These releases are subject to exceptions set forth in the Separation and Distribution Agreement.

Expenses. The Separation and Distribution Agreement provides that all fees, costs and expenses, including all accounting, legal, financial advisory, NYSE or third-party fees, incurred prior to or on the Spin Off Date in connection with the Separation, the Distribution and the consummation of the transactions contemplated thereby, including with respect to applicable agreements and disclosure documents, were borne by SITE Centers, and except as expressly set forth in the Separation and Distribution Agreement or the Shared Services Agreement, all fees, costs and expenses, including all accounting, legal, financial advisory, NYSE or third-party fees, incurred after the Spin Off Date shall be borne by the party or its applicable affiliate incurring such fees, costs or expenses.

Additionally, the Separation and Distribution Agreement contains provisions relating to certain redevelopment projects expected to be completed after the Spin Off Date at properties that are owned by Curbline after the Distribution. As of June 30, 2024, such redevelopment projects were estimated to cost $34.4 million to complete, and the Separation and Distribution Agreement provides that SITE Centers will bear all costs and expenses in connection with such redevelopment projects both before and after the Spin Off Date. In addition, the Separation and Distribution Agreement provides that SITE Centers and Curbline will enter into a lease agreement that provides that SITE Centers will lease a portion of the Collection at Midtown Miami for a term of one year, beginning on April 1, 2025 and ending on March 31, 2026. Pursuant to the lease, SITE Centers will pay Curbline an aggregate of approximately $0.9 million for rent and a contribution to real estate taxes.

Indemnification. Curbline and SITE Centers each agreed to indemnify the other and each of the other’s past, present and future directors, officers, employees and agents against certain liabilities, including, among others, liabilities incurred in connection with matters related to the operation of the respective businesses of Curbline and SITE Centers, matters related to the Spin Off and matters related to a breach of the Separation and Distribution Agreement.

The Separation and Distribution Agreement also contains provisions relating to, among other matters, insurance, dispute resolution, termination and a purchase option related to SITE Centers’ captive insurance subsidiary.

Shared Services Agreement

Services Provided by the Operating Partnership. The Shared Services Agreement by and among Curbline, the Operating Partnership and SITE Centers (the “Shared Services Agreement”) provides that the Operating Partnership or its affiliates will provide SITE Centers (i) leadership and management services that are of a nature customarily performed by leadership and management overseeing the business and operation of a real estate investment trust (“REIT”) similarly situated to SITE Centers, including supervising various business functions of SITE Centers necessary for the day-to-day management operations of SITE Centers and its affiliates and (ii) transaction services that are of a nature customarily performed by a dedicated transactions team within an organization similarly situated to SITE Centers, including the provision of personnel at both the leadership and operational levels necessary to ensure effective and efficient preparation, negotiation, execution and implementation of real estate transactions, as well as overseeing post-transaction activities and alignment with SITE Centers’ strategic objectives. Furthermore, the Shared Services Agreement provides that the Board of Directors of SITE Centers (the “SITE Centers Board”) will delegate certain associated authority to the Operating Partnership. Curbline is expected to provide SITE Centers with a Chief Executive Officer and Chief Investment Officer, but SITE Centers is expected to provide its own Chief Financial Officer, Chief Accounting Officer and General Counsel.

Services Provided by SITE Centers. SITE Centers will provide to the Operating Partnership and its affiliates the services of its employees and the use or benefit of SITE Centers’ assets, offices and other resources as may be necessary or useful to establish and operate various business functions of the Operating Partnership and its affiliates in a manner as would be established and operated for a REIT similarly situated to Curbline. The Operating Partnership will have the authority to supervise the employees of SITE Centers and its affiliates and direct and control the day-to-day activities of such employees while such employees are providing services to the Operating Partnership or its affiliates under the Shared Services Agreement. The Shared Services Agreement does not restrict or prohibit the Operating Partnership from soliciting, employing or attempting to employ any current or former employees of SITE Centers during or after its term.

Corporate Office Space. Under the Shared Services Agreement, SITE Centers has granted the Operating Partnership and its affiliates a license to access and use any and all space (non-exclusively, in common with the other SITE Centers occupants thereof) in Beachwood, Ohio and certain other offices leased by SITE Centers until the earlier of the three-year anniversary of the Shared Services Agreement or the termination of the Shared Services Agreement in certain circumstances. SITE Centers will also provide the Operating Partnership (or its affiliate designee) an option to enter into a lease agreement for office space at SITE Centers’ corporate headquarters location in Beachwood, Ohio for an initial five-year term with the right to extend the lease for up to four successive terms of five years each.

Fees for Services. The Operating Partnership will pay SITE Centers a fee in the aggregate amount of 2.0% of the Company’s Gross Revenue (as defined in the Shared Services Agreement) during the term of the Shared Services Agreement to be paid in monthly installments each month in arrears no later than the tenth calendar day of each month based upon the Company’s Gross Revenue for the prior month. There will be no separate fee paid by SITE Centers in connection with the provision of services by the Operating Partnership or its affiliates under the Shared Services Agreement.

Expenses. SITE Centers will reimburse or pay for expenses incurred by the Operating Partnership and its affiliates in the provision of services to SITE Centers. Unless otherwise agreed, the Operating Partnership will have no obligation to reimburse SITE Centers for any expenses incurred by SITE Centers in providing services to the Operating Partnership. To the extent that expenses incurred by SITE Centers or the Operating Partnership are not reasonably capable of being identified with, or attributed to, either party’s performance or receipt of services under the Shared Services Agreement, unless otherwise agreed, such expenses will be exclusively borne by SITE Centers.

Term and Termination. Each of SITE Centers and the Operating Partnership may terminate all services provided under the Shared Services Agreement by the other party, without cause, upon at least 30 and 90 days’ notice, respectively. Furthermore, subject to certain notice requirements, (i) the Operating Partnership may terminate all services in connection with certain material breaches by SITE Centers as well as certain changes in SITE Centers Board composition, (ii) SITE Centers and the Operating Partnership may terminate the Shared Services Agreement in the event of certain changes of control of SITE Centers or Curbline or other changes to the composition of the Board of Directors of Curbline (the “Board”) or the SITE Centers Board, as applicable, (iii) SITE Centers may terminate the Shared Services Agreement for convenience upon its second anniversary and (iv) each of SITE Centers and the Operating Partnership may terminate the Shared Services Agreement in the event of certain material breaches by the other party. Unless terminated earlier, the term of the Shared Services Agreement will expire on October 1, 2027.

The Shared Services Agreement also provides for certain fees payable by SITE Centers in the event of certain terminations or exits. In the event the services or the Shared Services Agreement are terminated on account of a change of control of SITE Centers, a change in the composition of the SITE Centers Board or a material breach of the Shared Services Agreement by SITE Centers, SITE Centers will be obligated to pay a termination fee to the Operating Partnership equal to $2.5 million multiplied by the number of whole or partial fiscal quarters remaining in the Shared Services Agreement’s original three-year term. In the event SITE Centers terminates the Shared Services Agreement for convenience upon its second anniversary, SITE Centers will be obligated to pay a termination fee to the Operating Partnership equal to $12 million on the date of such termination.

Indemnification. The Operating Partnership and SITE Centers each agreed to indemnify the other and each of the other’s affiliates, directors, officers, employees and agents against certain liabilities incurred in connection with the Shared Services Agreement.

The Shared Services Agreement also contains provisions relating to, among other matters, reimbursements, unpaid fees and expenses, retention of employment liability, dispute resolution and access and use of information technology systems.

Tax Matters Agreement

The Tax Matters Agreement by and among Curbline, the Operating Partnership and SITE Centers (the “Tax Matters Agreement”) governs the respective rights, responsibilities and obligations of Curbline, the Operating Partnership and SITE Centers after the Distribution with respect to various tax matters. Pursuant to the Tax Matters Agreement, (i) SITE Centers (a) represented that commencing with its taxable year ending in December 31, 1993 through its taxable year ending on December 31, 2023, SITE Centers was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986 (the “Code”) and (b) covenanted to qualify as a REIT under the Code for its taxable year ending December 31, 2024 (unless SITE Centers obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the Internal Revenue Service to the effect that SITE Centers’ failure to maintain its REIT status will not cause Curbline to fail to qualify as a REIT) and (ii) Curbline covenanted to (a) be organized and operated so that it will qualify as a REIT for its initial taxable year ending on December 31, 2024 and (b) elect to be taxed as a REIT commencing with its initial taxable year ending on December 31, 2024. The Tax Matters Agreement also provides for the allocation between Curbline and SITE Centers of SITE Centers’ tax-related assets, liabilities and obligations attributable to periods prior to the separation of Curbline from SITE Centers.

Employee Matters Agreement

The Employee Matters Agreement by and among Curbline, the Operating Partnership and SITE Centers (the “Employee Matters Agreement”) governs the respective rights, responsibilities, and obligations of Curbline, the Operating Partnership and SITE Centers after the Separation with respect to transitioning employees, equity plans and retirement plans, health and welfare benefits, and other employment, compensation, and benefit-related matters. The Employee Matters Agreement generally provides that Curbline and SITE Centers each has responsibility for the employment and compensation of its own employees and for the costs associated with providing its employees health and welfare benefits and retirement and other compensation plans. For a period of time following the Separation and Distribution, the employees and former employees of Curbline and SITE Centers will generally continue to participate in the same benefit plans pursuant to the Employee Matters Agreement and the governing plan-related documents.

Credit Agreement

The Credit Agreement by and among the Operating Partnership, as borrower, the Company, the lenders named therein and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement”), provides for a revolving credit facility in the amount of $400 million (the “Revolving Credit Facility”) and a delayed draw term loan facility in the amount of $100 million (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Credit Facilities”). The aggregate amount available under the Credit Facilities may be increased to $750 million so long as existing or new lenders agree to provide incremental commitments and subject to the satisfaction of certain customary conditions.

The Revolving Credit Facility matures in October 2028, subject to two six-month options to extend the maturity to October 2029 at the Operating Partnership’s option and subject to the satisfaction of certain conditions. Borrowings under the Revolving Credit Facility bear interest at variable rates at the Operating Partnership’s election, based on either (i) the term or daily simple SOFR rate plus a credit spread adjustment plus an applicable margin, or (ii) the alternative base rate plus an applicable margin. The Revolving Credit Facility also provides for a facility fee, paid on a quarterly basis. Each of the applicable margin and the facility fee under the Revolving Credit Facility varies based on whether the Company has obtained a long-term senior unsecured debt rating of at least BBB- (or the equivalent) from S&P Global Ratings or Fitch Investor Services Inc. or a long-term unsecured debt rating of Baa3 (or the equivalent) from Moody’s Investors Service, Inc. (each, an “IG Rating”). Prior to obtaining an IG Rating, each of the applicable margin and facility fee is based on the Company’s ratio of consolidated outstanding indebtedness to consolidated market value and after obtaining an IG Rating, the applicable margin and facility fee will be based on the Company’s IG Rating. No amounts have been drawn under the Revolving Credit Facility as of the Spin Off Date.

Loans under the Term Loan Facility may be drawn in whole or in part during the availability period, which terminates on April 1, 2025. Any loan under the Term Loan Facility drawn prior to such termination date will mature in October 2027, subject to two one-year options to extend its maturity to October 2029 at the Operating Partnership’s option and subject to the satisfaction of certain conditions. Loans under the Term Loan Facility bear interest at variable rates at the Operating Partnership’s election, based on either (i) the term or daily simple SOFR rate plus a credit spread adjustment plus an applicable margin or (ii) the alternative base rate plus an applicable margin. The Term Loan Facility also provides for the payment of a ticking fee. Similar to the Revolving Credit Facility, the applicable margin under the Term Loan Facility varies. Prior to obtaining an IG Rating, the applicable margin is based on the Company’s ratio of consolidated outstanding indebtedness to consolidated market value and after the obtaining an IG Rating, the applicable margin will be based on the Company’s IG Rating. No loans were drawn under the Term Loan Facility on the Spin Off Date.

The Credit Facilities contain certain customary covenants including, among other things, leverage ratios and debt service coverage and fixed-charge coverage ratios, as well as limitations on the Company’s ability to sell all or substantially all of the Company’s assets and engage in certain mergers and acquisitions. The Credit Facilities also contain customary default provisions including, among other things, the failure to make timely payments of principal and interest payable thereunder and the failure of the Company or its subsidiaries to pay, when due, certain indebtedness in excess of certain thresholds beyond applicable grace and cure periods.

Certain of the banks and financial institutions that are parties to the Credit Agreement and their respective affiliates have in the past provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, to the Company in the ordinary course of business for which they have received and will receive customary compensation. In the ordinary course of business, such banks and financial institutions and their respective affiliates may participate in loans and actively trade the debt and equity securities of the Company for their own account or for the accounts of customers and, accordingly, such banks and financial institutions and their respective affiliates may at any time hold long or short positions in such securities.

Partnership Agreement

Management of the Operating Partnership. The Amended and Restated Agreement of Limited Partnership by and between the Company and CBLP LLC (the “Partnership Agreement”) provides that, as the general partner of the Operating Partnership, the Company has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership, including the ability to cause the Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, make distributions to partners, and to cause changes in the Operating Partnership’s business activities, except as otherwise expressly provided in the Partnership Agreement. The Partnership Agreement requires that the Operating Partnership be operated in a manner that permits the Company to qualify as a REIT.

Limited partners generally have no voting or consent rights, except with respect to certain amendments to the Partnership Agreement that may be adopted by the general partner.

Capital Contributions. The Partnership Agreement provides that if the Operating Partnership requires additional funds at any time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the Company may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on substantially the same terms and conditions as are applicable to the Company’s borrowing of such funds. Under the Partnership Agreement, if the Company issues any additional equity securities, it is obligated, subject to certain exceptions, including in connection with issuances of dividends or distributions, to contribute the net proceeds from such issuance as additional capital to the Operating Partnership and it will receive additional common units with economic interests substantially similar to those of the securities it issued. In addition, if the Company contributes additional capital to the Operating Partnership, it generally will revalue the property of the Operating Partnership to its fair market value (as determined by the Company) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for its fair market value (as determined by the Company) on the date of the revaluation. The Operating Partnership may issue preferred partnership interests, in connection with acquisitions of property or otherwise, which could have priority over common partnership interests with respect to distributions from the Operating Partnership, including the partnership interests that the Company owns.

Redemption Rights. Pursuant to the Partnership Agreement, except as set forth in any separate agreement entered into between the Operating Partnership and the applicable limited partner, any future limited partners, other than the Company or its subsidiaries, will receive redemption rights, which will enable them to cause the Operating Partnership to redeem the common units held by such limited partners in exchange for cash or, at the Company’s option, shares of Common Stock on a one-for-one basis. The cash redemption amount per common unit would be based on the market price of the Common Stock at the time of redemption. The number of shares of Common Stock issuable upon redemption of common units held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. The Company expects to fund cash redemptions, if any, out of available cash or borrowings. These redemption rights are subject to restrictions set forth in the Partnership Agreement, which the Company may, in its sole and absolute discretion or, in certain cases, upon the advice of counsel, waive.

Reimbursement of Expenses. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, the Operating Partnership or one of its subsidiaries generally will pay all of the Company’s administrative costs and expenses.

Exculpation and Indemnification of the General Partner. The Partnership Agreement provides that none of the general partner, its affiliates nor any of their directors, officers, agents or employees nor any officers, agents or employees of the Operating Partnership or its affiliates will be liable to the Operating Partnership, any of its partners or any assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission unless such covered person acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

The Partnership Agreement also requires the Operating Partnership to indemnify the general partner, its directors and such other persons as the general partner may designate from time to time, in its sole and absolute discretion, to the fullest extent permitted by Delaware law, including from and against any and all claims that relate to the operations of the Operating Partnership or the general partner in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, subject to exceptions set forth in the Partnership Agreement.

Distributions. The Partnership Agreement provides that, subject to the terms of any preferred partnership interests, the Operating Partnership will make non-liquidating distributions at such time and in such amounts as determined by the Company in its sole discretion, to the Company and the limited partners in accordance with their respective percentage interests in the Operating Partnership.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the partnership will be distributed to the Company and the limited partners with positive capital accounts in accordance with their respective positive capital account balances unless otherwise modified by an award agreement.

LTIP Units. The Company may cause the Operating Partnership to issue limited partnership units (“LTIP Units”), which are intended to qualify as “profits interests” in the Operating Partnership for U.S. federal income tax purposes, to certain persons providing services to or for the benefit of the Operating Partnership. LTIP Units may be issued subject to performance- and/or service-based vesting requirements, which, if they are not met, may result in the automatic forfeiture or repurchase of any issued LTIP Units. Generally, LTIP Units will be entitled to the same non-liquidating distributions and allocations of profits and losses as the common units on a per unit basis unless otherwise modified or required by an award agreement.

As with common units, liquidating distributions with respect to LTIP Units are made in accordance with the holder’s positive capital account balances associated with these LTIP Units. However, unlike common units, upon issuance, LTIP Units generally will have a capital account equal to zero. Upon the sale of all or substantially all of the assets of the Operating Partnership or a book-up event for tax purposes in which the book values of the Operating Partnership’s assets are adjusted, holders of LTIP Units will be entitled to priority allocations of any book gain that may be allocated by the Operating Partnership to increase the value of their capital accounts associated with their LTIP Units until these capital accounts are equal, on a per unit basis, to the capital accounts associated with the common units. In addition, once the capital account associated with a vested LTIP Unit has increased to an amount equal, on a per unit basis, to the capital accounts associated with the common units, that LTIP Unit will be automatically converted into a common unit. The book gain that may be allocated to increase the capital accounts associated with LTIP Units is comprised in part of unrealized gain, if any, inherent in the property of the Operating Partnership on an aggregate basis at the time of a book-up event. Book-up events generally include, among other things, the issuance or redemption by a partnership of more than a de minimis partnership interest.

LTIP Units may be converted into common units once such LTIP Units have vested, as further described in the Partnership Agreement, and will be subject to mandatory conversion in the event of certain corporate transactions or events, as further described in the Partnership Agreement. LTIP Units are not entitled to the redemption right described in the Partnership Agreement, but any common units into which LTIP Units are converted are entitled to this redemption right. In general, LTIP Units vote with the common units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.

The Partnership Agreement also contains provisions relating to, among other matters, transferability of general partner interests, extraordinary transactions, allocations of profit and loss for tax purposes and termination.

Waiver Agreement

In connection with the Spin Off, the Company also entered into the Waiver Agreement by and between the Company and Mr. Alexander Otto (the “Waiver Agreement”). The Waiver Agreement waived the related party limit contained in the Company’s charter (the “Charter”) that would otherwise have prohibited Mr. Otto, Katharina Otto-Bernstein, Dr. Michael Otto and Janina Otto (collectively, the “Otto Family”), and other persons who may be deemed to have constructive ownership of Common Stock owned by the Otto Family, from constructively owning more than 9.8% of the outstanding Common Stock. The Waiver Agreement contains provisions for monitoring and restricting ownership by the Otto Family of the Company’s tenants. These provisions, however, may not ensure that rents from the Company’s tenants will qualify as “rents from real property.”

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the direct financial obligations are summarized in Item 1.01 of this Form 8-K, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On September 30, 2024, the Company issued 104,860,222 shares of Common Stock to SITE Centers, such that SITE Centers owned an aggregate of 104,860,322 shares of Common Stock.

On the Spin Off Date, SITE Centers distributed shares of Common Stock to the holders of SITE Centers common shares as of the Record Date at a ratio of two shares of Common Stock for every one SITE Centers common share, resulting in a distribution of an aggregate 104,860,322 shares of Common Stock.

The issuance of the Common Stock by the Company was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), as transactions not involving a public offering.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

Effective September 25, 2024, the Board (i) increased the size of the Board from three members to four members, (ii) elected Jane E. DeFlorio as a member of the Board and (iii) formed an Audit Committee and appointed Ms. DeFlorio to the Audit Committee and to serve as its chair.

Effective September 30, 2024, the existing directors serving on the Board, other than Ms. DeFlorio and David R. Lukes, resigned their positions, and the Board (i) increased the size of the Board from four members to seven members, (ii) elected Linda B. Abraham, Terrance R. Ahern, Victor B. MacFarlane, Alexander Otto and Barry A. Sholem as members of the Board (collectively with Ms. DeFlorio, the “New Directors”) and (iii) approved the classification of the Board into three classes: Class I, with a term expiring at the annual meeting of stockholders to be held in 2025, Class II, with a term expiring at the annual meeting of stockholders to be held in 2026 and Class III, with a term expiring at the annual meeting of stockholders to be held in 2027. Ms. Abraham was appointed as a Class I director, Ms. DeFlorio and Mr. Sholem were appointed as Class II directors and Messrs. Ahern, MacFarlane and Otto were appointed as Class III directors. David R. Lukes, a current director, was also designated a Class I director.

In connection with the foregoing, the Board also (i) formed a Compensation Committee, comprised of Mr. Ahern (as chair), Ms. DeFlorio and Mr. Sholem, (ii) formed a Nominating and Sustainability Committee, comprised of Mr. MacFarlane (as chair), Ms. Abraham and Mr. Sholem, and (iii) appointed Ms. Abraham and Mr. Ahern to serve as members of the Audit Committee with Ms. DeFlorio.

Indemnification Agreements

The Company has also entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of its executive officers and directors. The Indemnification Agreement provides that the Company will indemnify the executive officer or director party to the agreement to the maximum extent permitted by Maryland law against certain expenses arising out of claims to which he or she becomes subject in connection with his or her service to the Company. The Indemnification Agreement contains customary terms and conditions and establishes certain customary procedures and presumptions. The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, which is filed as Exhibit 10.9 hereto and incorporated herein by reference thereto.

There are no arrangements or understandings between any of the New Directors and any other person pursuant to which any of the New Directors was selected as a director, and there are no transactions between any of the New Directors and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Treatment of Outstanding SITE Centers Equity Awards

SITE Centers equity-based compensation awards granted to persons who became Curbline employees at or prior to the effective time of the Separation that were outstanding immediately prior to the Separation will generally be treated as follows, subject to changes as may be necessary or desirable under applicable tax or other law:

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SITE Centers time-based restricted share units (“RSUs”) held immediately prior to the Separation by awardees who are employed by the Company immediately after the Separation (including David R. Lukes, Conor M. Fennerty, John M. Cattonar, Lesley H. Solomon and Christina M. Yarian) will continue to be subject to substantially the same terms and conditions after the Separation as the terms and conditions that applied to such awards prior to the Separation, except:

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the awards will be adjusted into Company time-based RSU awards payable in Common Stock pursuant to the terms of the Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan (the “2024 Equity Plan”);

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the number of shares of Common Stock underlying each such RSU award will be adjusted as provided for in the Employee Matters Agreement so that the award generally retains, immediately after the Separation, substantially the same intrinsic value that it had immediately prior to the Separation (rounding down to the nearest whole number of RSUs) and

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with respect to any continuous employment requirement associated with such Company RSU awards, such requirement will be satisfied after the Separation by the Company employee based on continuous employment with the Company.

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SITE Centers performance-based RSUs (“PRSUs”) held immediately prior to the Separation by awardees who are employed by the Company immediately after the Separation will be adjusted into Company time-based RSUs payable in Common Stock pursuant to the terms of the 2024 Equity Plan and subject to substantially the same terms and conditions after the Separation as the terms and conditions that applied to such PRSUs prior to the Separation, except:

•

the number of PRSUs earned under each PRSU award will be determined by evaluating performance under the PRSU award as of the Spin Off Date and will equal the greater of (1) the number of PRSUs earned based on actual performance through the Spin Off Date and (2) 150% of the target number of PRSUs;

•

such number of PRSUs determined to be earned as of the Spin Off Date will be converted into Company time-based RSUs, subject to the same continued employment requirements as the PRSUs, with any unearned PRSUs forfeited (provided that, with respect to such continuous employment requirement associated with such Company RSU awards, such requirement will be satisfied after the separation by the Company employee based on continuous employment with the Company) and

•

the number of such Company RSUs will be adjusted as provided for in the Employee Matters Agreement so that each such adjusted Company RSU award generally retains, immediately after the Separation, substantially the same intrinsic value that the number of PRSUs determined to have been earned as of the Spin Off Date had immediately prior to the Separation (rounding down to the nearest whole number of RSUs and thereafter earning current dividend equivalent payments in cash).

•

Outstanding options to purchase SITE Centers common shares held immediately after the Separation by a Company employees will be retained by the awardee and continue to be payable in SITE Centers common shares, and will continue to be subject to substantially the same terms and conditions after the Separation as the terms and conditions that applied to such awards prior to the Separation, except:

•

the number of shares subject to, and per-share exercise price for, each SITE Centers stock option award will be adjusted as provided for in the Employee Matters Agreement so that the award generally retains, immediately after the Separation, substantially the same intrinsic value that it had immediately prior to the Separation (subject to specific rounding conventions described in the Employee Matters Agreement) and

•

with respect to any continuous employment requirement associated with such retained SITE Centers stock option award held immediately after the Separation by awardees who are employed by the Company, such requirement will be satisfied after the separation by the Company employee based on continuous employment with the Company.

•

With respect to SITE Centers share units held by Curbline directors under SITE Centers’ directors’ deferred compensation plan, the number of such SITE Centers share units will be increased to reflect substantially the value of the Distribution of Common Stock in the Separation, but holders of such share units will not receive any of such shares of Common Stock specifically as a result of the Separation.

Director Compensation

Each non-employee director will receive an annual cash retainer of $75,000, paid quarterly, and for meetings in excess of eight per year, a Board meeting fee of $2,000 ($3,000 for the non-employee Chair of the Board) in cash for each such additional Board meeting attended. The non-employee Chair of the Board will receive an additional annual cash retainer of $100,000, paid quarterly. In terms of Board committee service, the chairs of each of the Audit, Compensation and Nominating and Sustainability Committees of the Board will receive additional annual cash retainers in the amount of $25,000, $20,000 and $15,000, respectively, while the non-chair members of each of the Audit, Compensation and Nominating and Sustainability Committees of the Board will receive additional annual cash retainers in the amount of $12,500, $10,000 and $7,500, respectively, all of which will be paid quarterly. Additionally, for meetings each year in excess of six for Audit, four for Compensation and four for Nominating and Sustainability, the chair of each such committee will receive committee meeting fees in cash equal to $3,000 for each such additional committee meeting attended, while each non-chair member of such committees will receive committee meeting fees in cash equal to $2,000 for each such additional committee meeting attended.

In addition to cash compensation, each non-employee director will receive an upfront restricted stock grant equal in value to $300,000 in connection with his or her service on the Board. This restricted stock grant will generally vest on a ratable basis, subject to continued service on the Board, over three years, and dividends and other distributions will be paid on such restricted stock on a current basis. The compensation of the directors on the Board may be further reviewed and changed by the Board and Compensation Committee. Curbline directors who are also employees of Curbline are not expected to receive any additional compensation for their services as directors.

2024 Equity and Incentive Compensation Plan

On September 12, 2024, the Board approved and adopted, and SITE Centers as Curbline’s sole stockholder approved, the 2024 Equity Plan. The following description of the 2024 Equity Plan is qualified in its entirety by reference to the 2024 Equity Plan, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

The 2024 Equity Plan permits award grants to non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants of the Company and its subsidiaries. It also permits the issuance of awards to people who are employees of the Company immediately prior to the Separation and Distribution in adjustment for awards relating to common shares of SITE Centers granted prior to the Separation and Distribution, in accordance with the terms of the Employee Matters Agreement. The Equity Plan will generally be administered by the Compensation Committee (or the Board, as determined by the Board). Pursuant to the 2024 Equity Plan, the Company may grant stock options (including “incentive stock options” as defined in Section 422 of the Internal Revenue Code), restricted stock, RSUs, performance shares, performance units, cash incentive awards, operating partnership units and certain other awards based on or related to Common Stock (including LTIP Units and other interests in the Operating Partnership exchangeable for equity of the Company), subject to certain share limitations as described in the 2024 Equity Plan. The 2024 Equity Plan permits award agreements with respect to any grant under the 2024 Equity Plan to provide for continued or accelerated vesting or exercise of the awards, including in the event of the awardee’s retirement, death, disability or termination of employment or service, or in the event of a “change in control” of Curbline (as defined in the 2024 Equity Plan). Further, the 2024 Equity Plan requires the Compensation Committee or the Board to make adjustments to outstanding awards in the event of certain corporate transactions or changes in the capital structure of Curbline.

Subject to adjustment as described in the 2024 Equity Plan, as of the effective date of the 2024 Equity Plan, total awards under the 2024 Equity Plan are limited to the sum of (i) 9,000,000 shares of Common Stock, plus (ii) any Curbline shares subject to awards under the 2024 Equity Plan that are added back to the aggregate share pool available under the 2024 Equity Plan pursuant to the share counting rules of the 2024 Equity Plan. This pool of shares will also be used to satisfy the Company’s obligations with respect to Curbline equity awards issued in adjustment for awards relating to common shares of SITE Centers granted prior to the Separation and Distribution, in accordance with the terms of the Employee Matters Agreement.

The 2024 Equity Plan also provides that, subject to adjustment as described in the 2024 Equity Plan: (1) the aggregate number of shares of Common Stock actually issued or transferred upon the exercise of incentive stock options will not exceed 9,000,000 shares and (2) no non-employee director of the Company will be granted in any calendar year compensation for such non-employee director service to the Company having an aggregate maximum value (measured at the applicable date of grant and calculating the value of 2024 Equity Plan awards based on the grant date fair value for financial reporting purposes) in excess of $800,000. Common Stock issued or transferred pursuant to awards granted under the 2024 Equity Plan in substitution for or in conversion of, or in connection with the assumption of, awards held by awardees of an entity engaging in a corporate acquisition or merger with the Company or any of its subsidiaries will not count against the share limits under the 2024 Equity Plan. Additionally, shares available under certain plans that the Company or its subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2024 Equity Plan, under circumstances further described in the 2024 Equity Plan, but will not count against the share limits under the 2024 Equity Plan. The Compensation Committee or the Board generally will be able to amend the 2024 Equity Plan, subject to stockholder approval in certain circumstances as described in the 2024 Equity Plan.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Spin Off, on September 30, 2024, the Charter and bylaws (the “Bylaws”) became effective. Summaries of the Charter and Bylaws are included in Curbline’s Information Statement, under the section entitled “Description of Securities” which was included as Exhibit 99.1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on September 3, 2024, and which is incorporated by reference into this Item 5.03. This summary is qualified in its entirety by reference to the full text of the Charter and Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On the Spin Off Date, the Company issued a press release announcing the completion of the Spin Off. A copy of the Company’s press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†	Separation and Distribution Agreement, dated as of October 1, 2024, by and among SITE Centers Corp., Curbline Properties Corp., and Curbline Properties LP

3.1	Articles of Amendment and Restatement of Curbline Properties Corp. (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on September 30, 2024)

3.2	Bylaws of Curbline Properties Corp. (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed on September 30, 2024)

10.1†	Shared Services Agreement, dated as of October 1, 2024, by and among SITE Centers Corp., Curbline Properties Corp., and Curbline Properties LP

10.2	Tax Matters Agreement, dated as of October 1, 2024, by and among SITE Centers Corp., Curbline Properties Corp., and Curbline Properties LP

10.3†	Employee Matters Agreement, dated as of October 1, 2024, by and among SITE Centers Corp., Curbline Properties Corp., and Curbline Properties LP

10.4	Credit Agreement, dated as of October 1, 2024, by and among Curbline Properties LP, Curbline Properties Corp., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent

10.5	Amended and Restated Agreement of Limited Partnership of Curbline Properties LP

10.6	Waiver Agreement by and between Curbline Properties Corp. and Alexander Otto

10.7	Curbline Properties Corp. 2024 Equity and Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.6 to the Company’s Registration Statement on Form 10 filed on September 3, 2024)

10.8	Form of Director and Officer Indemnification Agreement (incorporated herein by reference to Exhibit 10.7 to the Company’s Registration Statement on Form 10 filed on September 3, 2024)

99.1	Press Release, dated as of October 1, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Curbline Properties Corp.

Date: October 1, 2024	By:	/s/ Lesley H. Solomon
	Name:	Lesley H. Solomon
	Title:	Executive Vice President, General Counsel and Secretary